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                                                                    EXHIBIT 16.1



May 10, 1999


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 10, 1999 of Century Maintenance Supply, Inc. and are in agreement with the statements contained in Item 4 therein, except, we have no basis to agree or disagree with the statement of the registrant regarding whether the decision to change auditors was recommended by the Board of Directors.

                               Very truly yours,



                             /s/ Ernst & Young LLP
                               ERNST & YOUNG LLP

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